AMENDMENT NO. 1

Dated as of May 15, 2009

to

SECOND AMENDED AND RESTATED GUARANTEE AGREEMENT

Dated as of March 23, 2009

          THIS AMENDMENT NO. 1 (the Amendment) is made as of May 15, 2009 by and between Photronics, Inc. (the Guarantor) and JPMorgan Chase Bank (China) Company Limited, Shanghai Branch, as Administrative Agent (for and on behalf of itself and the Majority Lenders under the Restated Credit Agreement) (the Administrative Agent), under that certain Second Amended and Restated Guarantee Agreement dated as of March 23, 2009 by and between the Guarantor and the Administrative Agent (for and on behalf of itself and the other Finance Parties from time to time party to the Restated Credit Agreement) (the Guarantee Agreement). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Guarantee Agreement.

          WHEREAS, the Guarantor has requested that the Administrative Agent and the Majority Lenders agree to certain amendments to the Guarantee Agreement;

          WHEREAS, the Guarantor, the Administrative Agent and the Majority Lenders have agreed to such amendments on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor and the Administrative Agent (for and on behalf of itself and the Majority Lenders under the Restated Credit Agreement) have agreed to enter into this Amendment.

          1. Amendments to Guarantee Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Guarantee Agreement is hereby amended as follows:

          (a) Section 7.11(a) of the Guarantee Agreement is amended to delete the table appearing therein and to replace such table with the following table:

Fiscal Quarter Ending On or About	Maximum Senior Leverage Ratio
February 1, 2009	2.25 to 1.00
May 3, 2009	2.75 to 1.00
August 2, 2009	3.00 to 1.00
November 1, 2009	3.00 to 1.00
January 31, 2010	2.50 to 1.00

          (b) Section 7.11(b) of the Guarantee Agreement is amended to delete the table appearing therein and to replace such table with the following table:

Fiscal Quarter Ending On or About	Maximum Total Leverage Ratio
February 1, 2009	2.50 to 1.00
May 3, 2009	3.00 to 1.00
August 2, 2009	3.25 to 1.00
November 1, 2009	3.25 to 1.00
January 31, 2010	2.75 to 1.00

          (c) Section 7.11(c) of the Guarantee Agreement is amended and restated in its entirety to read as follows:

     (c) Minimum Unrestricted Cash Balances. The Guarantor will not permit the aggregate amount of unrestricted cash balances and Permitted Investments maintained by the Guarantor and its Subsidiaries to be less than $50,000,000 (provided that, during the Guarantor’s fiscal quarter ending on or about January 31, 2010, such amount shall not be less than $45,000,000). For the avoidance of doubt, any cash deposited with the Collateral Agent pursuant to the terms of the Collateral Documents shall be deemed to be unrestricted cash.

          (d) Section 7.11(d) of the Guarantee Agreement is amended and restated in its entirety to read as follows:

     (d) Minimum Fixed Charge Coverage Ratio. The Guarantor will not permit the ratio (the Fixed Charge Coverage Ratio), determined as of the end of each of its fiscal quarters set forth below, of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Guarantor and its Subsidiaries on a consolidated basis, to be less than the ratio set forth opposite such fiscal quarter:

Minimum Fixed Charge
Fiscal Quarter Ending On or About	Coverage Ratio
May 3, 2009	2.00 to 1.00
August 2, 2009	1.85 to 1.00
November 1, 2009	1.75 to 1.00
January 31, 2010	1.50 to 1.00

          (e) Section 7.11(e) of the Guarantee Agreement is amended and restated in its entirety to read as follows:

     (e) Minimum EBITDA. The Guarantor will not permit Consolidated EBITDA for the period of six consecutive fiscal months ending at the end of each fiscal quarter on or about the dates set forth below to be less than the corresponding amount set forth opposite such fiscal quarter:

Minimum Consolidated EBITDA
Fiscal Quarter Ending On or About	(Trailing 6 Months)
February 1, 2009	$40,000,000
May 3, 2009	$27,500,000
August 2, 2009	$32,000,000
November 1, 2009	$40,000,000
January 31, 2010	$42,500,000

          (f) Section 7.11(f) of the Guarantee Agreement is amended and restated in its entirety to read as follows:

     (f) Maximum Capital Expenditures. The Guarantor will not, nor will it permit any Subsidiary to, make Capital Expenditures in an amount (in the aggregate for the Guarantor and its Subsidiaries) during the period of 4 consecutive fiscal quarters ending as of the end of each of its fiscal quarters set forth below in excess of the corresponding amount set forth opposite such fiscal quarter:

Fiscal Quarter Ending On or About	Maximum Capital Expenditures
February 1, 2009	$65,000,000
May 3, 2009	$57,500,000
August 2, 2009	$55,000,000
November 1, 2009	$52,500,000
January 31, 2010	$52,500,000

          2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (a) Amendment No. 5 to the U.S. Facility Agreement shall have become effective in accordance with the terms set forth therein, (b) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Guarantor and the Administrative Agent (for and on behalf of itself and the Majority Lenders under the Restated Credit Agreement), (c) the Guarantor shall have paid all of the fees of the Administrative Agent and its affiliates (including, to the extent invoiced, reasonable attorneys’ fees and expenses of the Administrative Agent) in connection with this Amendment and the other Finance Documents.

          3. Representations and Warranties of the Guarantor and Acknowledgements and Confirmations. The Guarantor hereby represents and warrants as follows:

          (a) This Amendment and the Guarantee Agreement, as amended hereby, constitute legal, valid and binding obligations of the Guarantor and are enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Guarantor set forth in the Guarantee Agreement, as amended hereby, are true and correct as of the date hereof, except for representations and warranties which expressly refer to an earlier date, in which case such representations and warranties were true and correct as of each such earlier date.

          (c) The Guarantor further represents, warrants and confirms that no authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency (including, without limitation, any registration of this Amendment with the State Administration of Foreign Exchange) is required on the part of the Guarantor for the Guarantor to make and give this Amendment and to perform its obligations under the Guarantee Agreement, as amended hereby, in respect of the transactions contemplated by Restated Credit Agreement.

          (d) The Guarantor hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to) the effectiveness, genuineness, validity, collectibility or enforceability of the Restated Credit Agreement or any of the other Finance Documents, the Secured Obligations, the Liens securing such Secured Obligations, or any of the terms or conditions of any Finance Document and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Lenders, the Agents and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the “Indemnified Parties”) from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Restated Credit Agreement or any of the other Finance Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Secured Obligations, the Liens securing the Secured Obligations or any or all of the terms or conditions of any Finance Document) or any transaction relating thereto.

          4. Reference to and Effect on the Guarantee Agreement.

          (a) Upon the effectiveness hereof, each reference to the Guarantee Agreement in the Guarantee Agreement or any other Finance Document shall mean and be a reference to the Guarantee Agreement as amended hereby.

          (b) Except as specifically amended above, the Guarantee Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Guarantee Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

          5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

          6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

PHOTRONICS, INC.,
as the Guarantor

By:
Name:
Title:

JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED, SHANGHAI BRANCH, as Administrative Agent (for and on behalf of itself and the Majority Lenders under the Restated Credit Agreement)

By:
Name:
Title: